Exhibit 11 under Form N-1A
Exhibit 8 under Item 601/Reg. S-K




                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated April 14, 1997 with respect to the financial statements of Federated U.S. Government Securities Fund: 1-3 Years, In Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 2-89028) and the related Prospectuses (Institutional and Institutional Service Shares) of Federated U.S. Government Securities Fund: 1-3 Years dated April 30, 1997.



                                                      /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
April 23, 1997